Exhibit 4.11

 SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of July 24, 2006, by and among Wentworth Energy, Inc., a Oklahoma corporation, with headquarters located at 115 West 7th Street, Suite 1415, Fort Worth, Texas 76102 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A.

The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

B.

The Company has authorized a new series of senior secured convertible notes of the Company which notes shall be convertible into the Company's common stock, par value $0.001 per share (the "Common Stock"), in accordance with the terms of the Notes (as defined below).

C.

Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of the Notes, in substantially the form attached hereto as Exhibit A (the "Notes"), set forth opposite such Buyer's name in column (3) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be $32,350,000) (as converted, collectively, the "Conversion Shares"), (ii) warrants, in substantially the form attached hereto as Exhibit B (the "Series A Warrants"), to acquire that number of shares of Common Stock set forth opposite such Buyer's name in column (4) on the Schedule of Buyers and (iii) warrants in substantially the form attached hereto as Exhibit C (the "Series B Warrants" and together with the Series A Warrants the "Warrants") to acquire that number of shares of Common Stock set forth opposite such Buyer's name in column (5) on the Schedule of Buyers (as exercised, collectively, the "Warrant Shares").

D.

The Notes bear interest, which at the option of the Company, subject to certain conditions, may be paid in shares of Common Stock (the "Interest Shares").

E.

Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit D (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

F.

The Notes, the Conversion Shares, the Interest Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities".

G.

The Notes will be secured by a security interest in all of the assets of the Company and the stock and assets of each of the Company's subsidiaries (except for the Excluded Shares (as defined in the Pledge Agreement), as evidenced by the pledge agreement attached hereto as Exhibit E (the "Pledge Agreement"), the security agreement attached hereto as Exhibit F (the "Security Agreement") and the guarantee attached hereto as Exhibit G (the "Guarantee", and together with the Pledge Agreement and the Security Agreement, collectively the "Security Documents").

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.

PURCHASE AND SALE OF NOTES AND WARRANTS.

(a)

Purchase of Notes and Warrants.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) a principal amount of Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers and (y) Series A Warrants to acquire that number of Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers and (z) Series B Warrants to acquire that number of Warrant Shares as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers (the "Closing").

(b)

Closing.  The Closing shall occur on the Closing Date (as defined below) at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(c)

Purchase Price.  The purchase price for each Buyer of the Notes and the Warrants to be purchased by each such Buyer at the Closing shall be the amount set forth opposite such Buyer's name in column (7) of the Schedule of Buyers (the " Purchase Price").  Each Buyer shall pay $1.00 for each $1.00 of principal amount of Notes and the related Warrants to be purchased at the Closing.

(d)

Closing Date.  The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City Time, July 24, 2006 after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and each Buyer).

(e)

Form of Payment.  On the Closing Date, each Buyer shall pay the Purchase Price to the Company for the Notes and the Warrants to be issued and sold to such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Company's written wire instructions.  At the Closing, the Company shall deliver to each Buyer (A) the Notes (in the principal amounts as such Buyer shall request) which such Buyer is then purchasing and (B) the Warrants (in the amounts as such Buyer shall request) such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.

BUYER'S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

(a)

No Public Sale or Distribution.  Such Buyer is (i) acquiring the Notes and the Warrants and (ii) upon conversion of the Notes and exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b)

Accredited Investor Status.  Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.  Except as described on Schedule 2(b), such Buyer is also an “Institutional Buyer” as such term is defined in Section 11.12(e) of Title 13 of the Official Compilation of Codes, Rules and Regulations of the State of New York.

(c)

Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)

Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein.  Such Buyer understands that its investment in the Securities involves a high degree of risk.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)

No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)

Transfer or Resale.  Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

(g)

Legends.  Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC (as defined below), unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities may be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

(h)

Validity; Enforcement.  This Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i)

No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j)

Residency.  Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers as of the date hereof that:

(a)

Organization and Qualification.  Each of the Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a majority in voting power of the capital stock or equity or similar interests) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the corporate power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated by this Agreement and the other Transaction Documents (as defined below), or on the authority or ability of the Company to perform its obligations under the Transaction Documents.  The Company does not, directly or indirectly, own any of the capital stock or hold an equity or similar interest in any entity except as set forth on Schedule 3(a).  The Company has no Subsidiaries except as set forth on Schedule 3(a).

(b)

Authorization; Enforcement; Validity.  The Company has the corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Escrow Agreement (as defined below), the Security Documents, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Warrants, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and subject to obtaining the Stockholder Approval (as defined below) to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants, and the granting of a security interest in the Collateral (as defined in the Security Documents), subject to obtaining the Stockholder Approval, have been duly authorized by the Company's Board of Directors and  no further consent, or authorization is required by the Company, its Board of Directors or its stockholders other than obtaining the Stockholder Approval.  This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)

Issuance of Securities.  The issuance of the Notes and the Warrants are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof.  As of the Closing, 51,000,000 shares of Common Stock shall have been duly authorized and reserved for issuance.  As of the Stockholder Approval Date, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals 130% of the maximum number of shares Common Stock issuable (i) as Interest Shares pursuant to the terms of the Notes, (ii) upon conversion of the Notes and (iii) upon exercise of the Warrants.  Upon conversion in accordance with the Notes or exercise in accordance with the Warrants, as the case may be, the Conversion Shares, the Interest Shares  and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming the accuracy of the representations made by each Buyer in Section 2, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)

No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants, the granting of a security interest in the Collateral and, subject to obtaining the Stockholder Approval, reservation for issuance and issuance of the Conversion Shares, the Interest Shares and the Warrant Shares) will not (i) result in a violation of the Certificate or Articles of Incorporation (as defined in Section 3(r)) of the Company or any of its Subsidiaries, or Bylaws (as defined in Section 3(r)) of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board (the "Principal Market")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, have a Material Adverse Effect .

(e)

Consents.  Except for the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and for such filings as shall be required under state securities or “blue sky” laws, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, which have not been or will not be obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries have no knowledge of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f)

Acknowledgment Regarding Buyer's Purchase of Securities.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an "Affiliate" of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act).  The Company further acknowledges that except as set forth on Schedule 3(f), no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities.  The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)

No General Solicitation; Placement Agent's Fees.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.  The Company acknowledges that it has engaged each of GunnAllen Financial, Inc., Sam Del Presto, Ehrenkrantz King Nussbaum, Inc. and Cole Business Development, LLC as placement agents (the "Placement Agents") in connection with the sale of the Securities.  Other than the Placement Agents, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(h)

No Integrated Offering.  None of the Company, its Subsidiaries, any of their Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(i)

Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, in each case, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)

Application of Takeover Protections; Rights Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities.  The

Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k)

SEC Documents; Financial Statements.  Except as disclosed in Schedule 3(k), since February 23, 2005, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents").  The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  As of their respective dates, except as set forth on Schedule 3(k), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, except as set forth on Schedule 3(k), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Except as set forth on Schedule 3(k), such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(l)

Absence of Certain Changes.  Except as disclosed in Schedule 3(l), since December 31, 2005, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries.  Except as disclosed in Schedule 3(l), since December 31, 2005, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 3(l), "Insolvent" means with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m)

No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth on Schedule 3(m), no event, liability, development or circumstance has occurred or exists, or is contemplated by the Company to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(n)

Conduct of Business; Regulatory Permits.  Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate or Articles of Incorporation or Bylaws.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except for violations which would not, individually or in the aggregate, have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  Since January 4, 2006, the Common Stock has been designated for quotation on the Principal Market. During the two years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where it would not have, individually or in the aggregate, a Material Adverse Effect.

(o)

Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)

Sarbanes-Oxley Act.  Except as set forth on Schedule 3(p), the Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q)

 Transactions With Affiliates.  Except as set on Schedule 3(q), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(r)

Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 98,000,000 shares of Common Stock, of which as of the date hereof, 26,330,757 are issued and 18,572,757 are outstanding, 16,060,000 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and 13,248,394 shares are reserved for issuance pursuant to securities (other than the aforementioned options, the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 2,000,000 shares of preferred stock, par value $0.001 per share, of which as of the date hereof, none are issued and outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in Schedule 3(r): (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no effective financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries that have not been terminated or that will not be terminated on or prior to the Closing; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.  The Company has furnished to the Buyers true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s)

Indebtedness and Other Contracts.  Except as disclosed in Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.  Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness.  For purposes of this Agreement:  (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(t)

Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's or its Subsidiaries' officers or directors in their capacities as such, except as set forth in Schedule 3(t).

(u)

Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any knowledge that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)

Employee Relations.  i)  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good.  Except as set forth on Schedule 3(v), no executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)

The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)

Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except Permitted Liens (as defined in the Notes) and such liens, encumbrances and defects as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.   Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x)

Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted.  None of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights.  The Company has no knowledge of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(y)

Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)

Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa)

Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of  1940, as amended.

(bb)

Tax Status.  Except as set forth on Schedule 3(bb), the Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company has no knowledge of any basis for any such claim.

(cc)

Internal Accounting and Disclosure Controls.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(dd)

Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ee)

Ranking of Notes.  Except as set forth on Schedule 3(ee), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ff)

Form S-1 Eligibility.  The Company is eligible to register the Conversion Shares and the Warrant Shares for resale by the Buyers using Form S-1 promulgated under the 1933 Act.

(gg)

Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income, franchise, gross receipts or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(hh)

Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agents, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agents, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ii)

Acknowledgement Regarding Buyers' Trading Activity.  It is understood and acknowledged by the Company (i) that none of the Buyers have been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that any Buyer, and counter parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iii) that each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction.  The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any of the documents executed in connection herewith.

(jj)

[Reserved]

(kk)

Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information other than as set forth in the following sentences.  The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  Taken as a whole, all disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or with respect to written information omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  Except as set forth on Schedule 3(kk), no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

4.

COVENANTS.

(a)

Reasonable Best Efforts.  Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)

Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(c)

Reporting Status.  Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Conversion Shares, the Interest Shares and Warrant Shares and none of the Notes or Warrants is outstanding (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d)

Use of Proceeds.  The Company will use the proceeds from the sale of the Securities substantially as set forth on Schedule 4(d).

(e)

Financial Information.  The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within two (2) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.  As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)

Listing.  The Company shall maintain the Common Stock's authorization for quotation on the Principal Market.  To the extent the Common Stock is subsequently listed upon a national securities exchange or automated quotation system, the Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g)

Fees.  The Company shall reimburse Castlerigg Master Investments Ltd.  ("Castlerigg") (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement) for all reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount (net of any payment previously made by the Company) shall be withheld by such Buyer from its Purchase Price at the Closing.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agents.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h)

Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i)

Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the second Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of the Notes, the form of Warrant, the form of the Registration Rights Agreement and the form of Security Documents) as exhibits to such filing (including all attachments, the "8-K Filing").  From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer.  If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof.  The Company shall, within five (5) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information.  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or Affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.

(j)

Restriction on Redemption and Cash Dividends.  So long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or cash distribution on, the Common Stock without the prior express written consent of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes.

(k)

Additional Notes; Variable Securities; Dilutive Issuances.

(i)

So long as any Buyer beneficially owns any Securities, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes.  For long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.  For purposes of clarification, this section does not prohibit the issuance of securities with customary “weighted average” or “full ratchet” anti-dilution adjustments that adjust the fixed conversion or exercise price of securities sold by the Company in the future.  For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or effect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Note or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes and exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market or any applicable Eligible Market (as defined in the Registration Rights Agreement).

(ii)

Until the Stockholder Approval Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or Common Stock Equivalents (as defined below), including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of common equity of the Company, without the prior written consent of the Required Holders.

(l)

Corporate Existence.  So long as any Buyer beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(m)

Reservation of Shares.  So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (I) as of the Closing, 50,000,000 shares of Common Stock and (II) as of the Stockholder Approval Date, 130% of the number of shares of Common Stock issuable (i) as Interest Shares pursuant to the terms of the Notes, (ii) upon conversion of the Notes and (iii) upon exercise of the Warrants then outstanding (without taking into account any limitations on the conversion of the Notes or exercise of the Warrants set forth in the Notes and Warrants, respectively).

(n)

Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(o)

Additional Issuances of Securities.

(i)

For purposes of this Section 4(o), the following definitions shall apply.

(1)

"Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2)

"Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3)

"Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(ii)

From the date hereof until the date that is 120 Business Days following the Effective Date (as defined in the Registration Rights Agreement) (the "Trigger Date"), the Company will not, (i) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement") or (ii) be party to any solicitations, negotiations or discussions with regard to the foregoing.

(iii)

From the Trigger Date until the later to occur of (i) the date on which none of the Notes is outstanding and (ii) the date two (2) years from the date hereof, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o)(iii).

(1)

The Company shall deliver to each Buyer an irrevocable written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers all of the Offered Securities, allocated among such Buyers (a) based on such Buyer's pro rata portion of the aggregate principal amount of Notes purchased hereunder (the "Basic Amount"), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "Undersubscription Amount").

(2)

To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Buyer's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "Notice of Acceptance").  If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

(3)

The Company shall have twenty (20) days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "Refused Securities"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

(4)

In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(o)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(o)(iii)(1) above.

(5)

Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(o)(iii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer.  Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, within twenty (20) Business Days of the expiration of the Offer Period, the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(o)(iii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer.  The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

(6)

Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(o)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(iv)

The restrictions contained in subsections (ii) and (iii) of this Section 4(o) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Notes) or in connection with the issuance of Common Stock or Common Stock Equivalents in a bona fide acquisition of assets (including securities or interests in another entity) from an unaffiliated third party on an arms length basis that is not for capital raising purposes.

(p)

Additional Registration Statements.  Until the Trigger Date, except as provided in the Registration Rights Agreement, the Company will not file a registration statement under the 1933 Act relating to securities that are not the Securities.

(q)

Collateral Agent.

(i)

Each Buyer hereby (a) appoints Castlerigg, as the collateral agent hereunder and under the other Security Documents (in such capacity, the "Collateral Agent"), and (b) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer's behalf in accordance with the terms hereof and thereof.  The Collateral Agent shall not have, by reason hereof or any of the other Security Documents, a fiduciary relationship in respect of any Buyer.  Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or any other Security Document except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the "Collateral Agent Indemnitees") from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents.

(ii)

The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper

Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(iii)

The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Notes and the Security Documents at any time by giving at least ten (10) Business Days prior written notice to the Company and each holder of the Notes.  Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below.  Upon any such notice of resignation, the holders of a majority of the outstanding principal under the Notes shall appoint a successor Collateral Agent.  Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the other Security Documents.  After any Collateral Agent's resignation hereunder, the provisions of this Section 4(q) shall inure to its benefit. If a successor Collateral Agent shall not have been so appointed within said ten (10) Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the holders of a majority of the outstanding principal under the Notes appoint a successor Collateral Agent as provided above.

(r)

Escrow.  Within thirty (30) days after the Closing Date, the Company, the Buyer Representative (as defined below) and an escrow agent reasonably satisfactory to the Buyer Representative (the "Escrow Agent"), shall execute and deliver an Escrow Agreement, in form and substance reasonably satisfactory to the Company and the Buyer Representative (as amended or modified from time to time, the "Escrow Agreement"), pursuant to which any proceeds (the "Escrow Funds") received by the Company from leasing the mineral leasehold rights to any parcel of land owned by the Company to any party pursuant to an agreement entered into on or subsequent to the Closing Date (or with respect to rights acquired on or subsequent to the Closing Date) (the "Leasing Mineral Rights"), will be deposited into an interest bearing account with the Escrow Agent (the "Escrow Account").  At such time after the Effective Date (as defined in the Registration Rights Agreement) as the Closing Sale Price (as defined in the Notes) of the Common Stock exceeds $2.80 (as adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations, reclassifications and similar events) for 30 consecutive Trading Days (as defined in the Notes), and so long as no Event of Default (as defined in the Notes) has occurred or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default (the "Company Escrow Release Event"), the Company and the Buyer Representative shall deliver to the Escrow Agent joint written instructions to release to the Company the then current balance of the Escrow Account.  At any time thereafter until the Escrow Termination Date (as defined below) (i) the Company shall continue to deposit into the Escrow Account any additional Escrow Funds and (ii) upon the occurrence of any subsequent Company Escrow Release Event, the Company and the Buyer Representative shall deliver to the Escrow Agent joint written instructions to release to the Company the then current balance of the Escrow Account.  At such time as any Buyer elects an Escrow Funds Redemption (as defined in the Notes), the Company and the Buyer Representative shall deliver to the Escrow Agent joint written instructions to release to such Buyer an amount equal to the Escrow Funds Redemption Amount (as defined in the Notes) for such redemption.  Upon the occurrence of an Event of Default, the Buyer Representative shall be entitled to direct the Escrow Agent to deliver to each Buyer the amounts due and payable to such Buyer pursuant to the terms of the Notes from the Escrow Funds (on a pro rata basis based on the principal amount of the Notes then held by each of the Buyers).  The Company shall maintain the Escrow Account for so long as any Notes remain outstanding.  At such time as no Notes remain outstanding, the Company and the Buyer Representative shall deliver to the Escrow Agent joint written instructions to release to the Company the Escrow Amount then on deposit in the Escrow Account (the "Escrow Termination Date").

(s)

Buyer Representative.  Castlerigg is hereby appointed as the "Buyer Representative" for the Buyers hereunder, and each Buyer hereby authorizes the Buyer Representative (and its officers, directors, employees and agents) to take any and all such actions on behalf of such Buyer with respect to the Escrow Funds in accordance with the terms of this Agreement and the Escrow Agreement.  The Buyer Representative shall not have, by reason hereof or any of the other Transaction Documents, a fiduciary relationship in respect of the Buyers.  Neither the Buyer Representative nor any of its officers, directors, employees and agents shall have any liability to the Buyers for any action taken or omitted to be taken in connection hereof except to the extent caused by its own gross negligence or willful misconduct, and the Buyers agrees to defend, protect, indemnify and hold harmless the Buyer Representative and all of its officers, directors, employees and agents (collectively, the "Buyer Representative Indemnitees") from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Buyer Representative Indemnitee, as incurred, whether direct, indirect or consequential, arising from or in connection with the performance by such Buyer Representative Indemnitee of the duties and obligations of the Buyer Representative pursuant hereto.  In the event that Castlerigg no longer holds any Notes, a majority of the holders of the Notes shall appoint a new Buyer Representative.  At any time, upon two (2) Business Days advance notice to the Company, the Escrow Agent and the Buyers, the Buyer Representative  may resign as Buyer Representative, and a majority of the holders of the Notes shall appoint a new Buyer Representative.  After any Buyer Representative's resignation hereunder, the provisions of this Section 4(s) shall inure to its benefit.  If a successor Buyer Representative shall not have been so appointed within said two (2) Business Day period, the retiring Buyer Representative shall then appoint a successor Buyer Representative who shall serve until such time, if any, as the holders of a majority of the Notes appoint a successor Buyer Representative as provided above.

(t)

Stockholder Approval.

(i)

The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the "Stockholder Meeting"), which initially shall be promptly called and held not later than seventy-five (75) calendar days following the Closing Date (the "Stockholder Meeting Deadline"), a proxy statement, substantially in the form which has been previously reviewed by the Buyers and Schulte Roth & Zabel LLP at the expense of the Company, soliciting each such stockholder's affirmative vote at the Stockholder Meeting for approval of resolutions (the "Resolutions") providing for the increase in the authorized Common Stock from 98,000,0000 shares to 300,000,000 shares (such affirmative approval being referred to herein as the "Stockholder Approval" and the date such approval is obtained, the "Stockholder Approval Date"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of the Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Resolutions.  The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline.  If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held each twelve month period thereafter until such Stockholder Approval is obtained, provided that if the Board of Directors of the Company does not recommend to the stockholders that they approve the Resolutions at any such Stockholder Meeting and the Stockholder Approval is not obtained, or the Notes are no longer outstanding, the Company shall cause an additional Stockholder Meeting to be held each calendar quarter thereafter until such Stockholder Approval is obtained.

(ii)

If the Common Stock is listed on an Eligible Market (as defined in the Registration Rights Agreement) other than the Principal Market (the "New Principal Market") and the issuance of the Conversion Shares, the Interest Shares and Warrant Shares as contemplated under the Transaction Documents would exceed that number of shares of Common Stock which the Company may issue without breaching the Company's obligations under the rules or regulations of the New Principal Market, then the  Company shall obtain the approval of its stockholders as required by the applicable rules of the New Principal Market for issuances of the Conversion Shares and Warrant Shares in excess of such amount.  At such time, the Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the "Additional Stockholder Meeting"), which shall be promptly called and held not later than 75 days after the earlier of (i) the New Principal Market indication of and (ii) the Company becoming aware of, any limitation imposed by the New Principal Market on the issuance of Conversion Shares, Interest Shares or Warrant Shares (the "Additional Stockholder Meeting Deadline"), a proxy statement, substantially in the form which has been previously reviewed by the Buyers and Schulte Roth & Zabel LLP at the expense of the Company, soliciting each such stockholder's affirmative vote at the Additional Stockholder Meeting for approval of resolutions providing for the Company's issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the New Principal Market and such affirmative approval being referred to herein as the "Additional Stockholder Approval"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such resolutions  and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions.  The Company shall be obligated to use its reasonable best efforts to obtain the Additional Stockholder Approval by the Additional Stockholder Meeting Deadline.  If, despite the Company's reasonable best efforts the Additional Stockholder Approval is not obtained on or prior to the Additional Stockholder Meeting Deadline, the Company shall cause an additional Additional Stockholder Meeting to be held every three (3) months thereafter until such Additional Stockholder Approval is obtained or the Notes are no longer outstanding.

(u)

Conduct of Business.  Neither the Company nor its Subsidiaries will conduct its business in violation of any term of or in default under its Certificate or Articles of Incorporation or Bylaws.  Neither the Company nor any of its Subsidiaries will conduct its business in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

(v)

Oil and Gas Properties.  Within (i) thirty (30) days following the date hereof, the Company shall (i) cause to be filed of record, in the applicable real property records of each jurisdiction in which the Oil and Gas Properties are located, a fee or leasehold mortgage, deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Collateral Agent, in favor of the Collateral Agent for the benefit of the Buyers, securing the Notes and covering all of the Oil and Gas Properties (each, a "Mortgage"); and (ii) sixty (60) days following the date hereof, the Company shall furnish title opinions, dated and reflecting the state of title as of a date no earlier than the date of filing of the applicable Mortgages in form and substance and issued by counsel reasonably satisfactory to the Collateral Agent, confirming to Collateral Agent's reasonable satisfaction that (a) the Company has good and defensible title to the quantity of interest represented herein in and to all of the Oil and Gas Properties, and (b) all of such Company's interest in all of the Oil and Gas Properties is subject to a valid, perfected and enforceable Mortgage lien in favor of the Collateral Agent subject only to Permitted Liens; (iii) upon request the Company will provide to the Collateral Agent copies from its files of all contracts and documents affecting the Oil and Gas Properties, and at the Collateral Agent's option, upon reasonable notice and during normal business hours, the Company shall  make its files and personnel available in the Company's offices and otherwise cooperate with the Collateral Agent in the title verification and due diligence program to be conducted by the Collateral Agent, which shall be at the Company's expense, to confirm the ownership and value of the Oil and Gas Properties.  The title opinions provided by the Company may be based on such records and prior title certificates, abstracts, runsheets, title policy plant records and opinions as are customarily relied upon by providers of mortgage financing to purchasers of properties similar to the Oil and Gas Properties.  Without limiting the generality of the foregoing, subject to the approval of local Texas counsel appointed by the Collateral Agent, which approval shall not be unreasonably withheld and shall be consistent with what is customarily relied upon by providers of mortgage financing to purchasers of properties similar to the Oil and Gas Properties, with respect to the properties being acquired by the Company that are now owned by the P.D.C. Ball Limited Partnership in Anderson, Freestone and Jones Counties of Texas, the title opinion of Stephen Evans, Esq. Of Palestine, Texas dated May 26, 2006 as updated as of June 23, 2006 and June 20, 2006, when further updated through the date of recordation of the applicable Mortgages on such properties shall satisfy the requirements of this subsection, and with respect to those Oil and Gas Properties now owned by the Company an update through the date of the recordation of the applicable Mortgages of the title opinions previously obtained by the Company with respect to such properties, shall satisfy the requirements of this subsection.  As used here, "Oil and Gas Properties" means Hydrocarbon Interests; the personal property and/or real property now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all pipelines, gathering lines, compression facilities, tanks and processing plants; all oil wells, gas wells, water wells, injection wells, platforms, spars or other offshore facilities, casings, rods, tubing, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, gas systems (for gathering, treating and compression), and water systems (for treating, disposal and injection); all interests held in royalty trusts whether presently existing or hereafter created; all Hydrocarbons in and under and which may be produced, saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all Hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and personal property and/or real property in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and all rights, titles, interests and estates described or referred to above, including any and all real property, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests or personal property and/or real property and including any and all surface leases, rights-of-way, easements and servitude together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing; all Hydrocarbon leasehold, fee and term interests, all overriding royalty interests, mineral interests, royalty interests, net profits interests, net revenue interests, oil and gas payments, production payments, carried interests, leases, subleases, farmouts and any and all other interests in Hydrocarbons; in each case whether now owned or hereafter acquired directly or indirectly.  As used herein, "Hydrocarbon Interests" means all rights, titles, interests and estates now owned or hereafter acquired in and to Hydrocarbon leases, Hydrocarbon or mineral fee or lease interests, farm-ins, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar mineral interests, including any reserved or residual interest of whatever nature.  "Hydrocarbons" means oil, gas, coal seam gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other gaseous or liquid minerals.

5.

REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)

Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable upon conversion of the Notes and Warrant Shares issuable upon exercise of the Warrants held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)

Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("DTC"), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares, the Interest Shares and the Warrant Shares issued at the Closing or upon conversion of the Notes or exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit I attached hereto (the "Irrevocable Transfer Agent Instructions").  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves Conversion Shares, Interest Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.

CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)

Such Buyer and each other Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)

Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of Castlerigg, the amounts withheld pursuant to Section 4(g)) for the Notes and the related Warrants being purchased by such Buyer and each other Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)

The representations and warranties of such Buyer and each other Buyer shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer and each other Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer and each other Buyer at or prior to the Closing Date.

7.

CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Notes and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)

The Company shall have executed and delivered to such Buyer (A) each of the Transaction Documents, (B) the Notes (in such principal amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement, and (C) the Warrants (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii)

Such Buyer shall have received the opinions of each of Dieterich & Associates, Robertson & Williams and Troutman Sanders LLP, each the Company's outside counsel, dated as of the Closing Date, in substantially the form of Exhibit J attached hereto.

(iii)

The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit I attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(iv)

The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

(v)

The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and the failure to so qualify would have a Material Adverse Effect, as of a date within 10 days of the Closing Date.

(vi)

The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Oklahoma within ten (10) days of the Closing Date.

(vii)

The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect as of the Closing, in the form attached hereto as Exhibit K.

(viii)

The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit L.

(ix)

The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(x)

The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xi)

Subject to obtaining the Stockholder Approval, the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xii)

The Company shall have delivered to the Buyers and the Buyers shall have deemed satisfactory the title search results of that certain parcel of land which the Company will use the proceeds from the sale of the Securities to purchase as described on Schedule 4(d).

(xiii)

In accordance with the terms of the Security Documents, the Company shall have delivered to the Collateral Agent (i) certificates representing the Subsidiaries' shares of capital stock, and Redrock Oil Sands, Inc.'s shares of capital stock held by the Company (other than the Reserve Shares (as defined in the Pledge Agreement)) along with duly executed blank stock powers and (ii) appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document.

(xiv)

Within six (6) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer (A) certified copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries filed in the prior five years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Buyers, shall cover any of the Collateral (as defined in the Security Documents) and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers shall not show any such Liens (as defined in the Security Documents) other than Permitted Liens (as defined in the Security Documents); and (B) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Buyers.

(xv)

The Company, Cornell Capital Partners, LP and the Collateral Agent shall have duly executed and delivered the Subordination Agreement in the form attached hereto as Exhibit M (as amended or modified from time to time, the "Subordination Agreement").

(xvi)

The Company and Cornell Capital Partners, LP shall have duly executed and delivered the Lock-Up Agreement in the form attached hereto as Exhibit N (as amended or modified from time to time, the "Cornell Lock-Up Agreement").

(xvii)

The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.

TERMINATION.  In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement at the close of business on such date without liability of any party to any other party; provided, however, this if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

9.

MISCELLANEOUS.

(a)

Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)

Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party;

provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)

Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)

Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)

Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined in the Note), and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)

Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Wentworth Energy, Inc.

115 West 7th Street

Suite 1415,

Fort Worth, TX 76102
Telephone:

(877) 329-8388
Facsimile:

(604) 536-6077
Attention:

Chief Executive Officer

and

Wentworth Energy, Inc.

Suite 306A, 15252 - 32nd Avenue

Surrey, British Columbia, V3S 0R7

Canada

Telephone  (604) 536-6055

Facsimile:  (604) 536-6077

Attention:

Chief Financial Officer

With copies to:

Troutman Sanders LLP

401 9th St., N.W.

Suite 1000

Washington, DC  20004-2134

Telephone:

(202) 274-2810
Facsimile:

(202) 654-5649
Attention:

Todd R. Coles, Esq.

Dieterich & Associates

11300 W. Olympic, Suite 800

Los Angeles, California  90064

Telephone: (310) 312-6888

Facsimile: (310) 312-6680

Attention:  Chris Dieterich

If to the Transfer Agent:

Empire Stock Transfer Inc.
7231 West Lake Mead Blvd., Suite 300
Las Vegas, NV  81928
Telephone: (702) 562-4091
Attention:

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York  10022
Telephone:

(212) 756-2000
Facsimile:

(212) 593-5955
Attention:

Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants).  A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)

No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)

Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)

Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)

Indemnification.  In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, taxes, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) the present or former status of the Company as a United States real property holding corporation for Federal income tax purposes within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”), if applicable, or (d) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.  Notwithstanding the foregoing, the indemnity provided in subsection (c) above shall not be applicable to the extent the Indemnified Liability arises out of (x) the actual ownership by an Indemnitee (as opposed to constructive ownership as a result of the ownership of any Note or any Warrant subject to a conversion or exercise option) of more than five percent of the outstanding Common Stock or (y) the failure of such Indemnitee to comply with the Company's reasonable instructions with respect to mitigating such Indemnified Liability.

(l)

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)

Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)

Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)

Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)

Independent Nature of Buyers' Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
WENTWORTH ENERGY, INC. By: /s/ John Punzo Name: John Punzo Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:
CASTLERIGG MASTER INVESTMENTS LTD. By: /s/ Serge Adam Name: Serge Adam Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

CORNELL CAPITAL PARTNERS, LP
By: YORKVILLE ADVISORS, LLC By: ../s/ Mark Angelo Name: Mark Angelo Title: Portfolio Manager

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:
HIGHBRIDGE INTERNATIONAL LLC By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC By: /s/ Adam J. Chill Name: Adam J. Chill Title: Managing Director

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

CAMOFI MASTER LDC
By: /s/Jeffrey M. Hars Name: Jeffrey M. Hars Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

GUNNALLEN FINANCIAL, INC.
By: /s/ James J. DiCesano Name: James J. DiCesano

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

/s/ Sam DelPresto Name: Sam DelPresto

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Notes	Number of Series A Warrant Shares	Number of Series B Warrant Shares	Purchase Price	Legal Representative's Address and Facsimile Number

Castlerigg Master Investments Ltd.	c/o Sandell Asset Management 40 West 57th St 26th Floor New York, NY 10019 Attention: Cem Hacioglu/Matthew Pliskin Fax: 212-603-5710 Telephone: 212-603-5700 Residence: British Virgin Islands	$20,000,000	28,571,429	10,000,000	$20,000,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376
Cornell Capital Partners, LP	101 Hudson Street Suite 3700 Jersey City, NJ 07303 Attention: Mark Angelo Facsimile: (201) 985-8266 Telephone: (201) 985-8300 Residence: Delaware	$7,500,000	10,714,286	3,750,000	$7,500,000	Troy Rillo, Esq. 101 Hudson Street – Suite 3700 Jersey City, New Jersey 07302 Telephone: (201) 985-8300 Facsimile: (201) 985-8266
Highbridge International LLC	c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, New York 10019 Attention: Ari J. Storch Adam J. Chill Facsimile: (212) 751-0755 Telephone: (212) 287-4720 Residence: Cayman Islands	$2,500,000	3,571,429	1,250,000	$2,500,000

CAMOFI Master LDC	c/o Centrecourt Asset Management 350 Madison Avenue, 8th Floor New York. NY 10017 Telephone: 646-758-6750 Facsimile: 646-758-6751	$1,500,000	2,142,857	745,000	$1,500,000
GunnAllen Financial, Inc.	5002 West Waters Avenue Tampa, FL 33634 Attention: James DiCesaro Fax: 813-569-2553 Telephone: 813-282-0808 Residence: Tampa, FL	$450,000	642,857	225,000	$450,000	David Jarvis 5002 West Waters Avenue Tampa, FL 33634 Attention: David Jarvis Facsimile: (813) 217-7038 Telephone: (813) 282-0808
Sam DelPresto	9 Ryan Lane Lincroft, NJ 07738 Telephone: 732.224.0060 Facsimile: 732.741.7885	$400,000	571,429	200,000	$400,000

EXHIBITS

Exhibit A

Form of Notes

Exhibit B

Form of Series A Warrants

Exhibit C

Form of Series B Warrants

Exhibit D

Registration Rights Agreement

Exhibit E

Form of Pledge Agreement

Exhibit F

Form of Security Agreement

Exhibit G

Form of Guarantee

Exhibit H

Escrow Agreement

Exhibit I

Irrevocable Transfer Agent Instructions

Exhibit J

Form of Outside Company Counsel Opinion

Exhibit K

Form of Secretary's Certificate

Exhibit L

Form of Officer's Certificate

Exhibit M

Form of Subordination Agreement

Exhibit N

Form of Cornell Lock-Up Agreement

SCHEDULES

Schedule 2(b)

Non-institutional Buyers

Schedule 3(a)

Subsidiaries

Schedule 3(f)

Advisor Buyers

Schedule 3(k)

SEC Documents; Financial Statements

Schedule 3(l)

Absence of Certain Changes

Schedule 3(m)

Undisclosed Events

Schedule 3(p)

Sarbanes-Oxley Act

Schedule 3(q)

Transactions with Affiliates

Schedule 3(r)

Capitalization

Schedule 3(s)

Indebtedness and Other Contracts

Schedule 3(t)

Litigation

Schedule 3(v)

Departing Officer

Schedule 3(bb)

Taxes

Schedule 3(ee)

Ranking of Notes

Schedule 3(kk)

Undisclosed Events

Schedule 4(d)

Use of Proceeds

Schedule 2(b) – Non-Institutional Buyers

Sam DelPresto

10183407.12

Schedule 3(a) – Subsidiaries

Name of Entity	Number of Shares	Percentage of Outstanding Capital Owned by the Company
Wentworth Oil & Gas, Inc.	3,990,000 common	97.79%

The Company also owns 7,500,000 common shares of Redrock Oil Sands, Inc., constituting 45.43% of the outstanding shares.

Schedule 3(f) –Advisor Buyers

GunnAllen Financial, Inc.

Sam Del Presto

Schedule 3(k) – SEC Documents; Financial Statements

By letter dated March 16, 2006, the SEC commented on the Company’s Form SB-2 filed February 13, 2006, which comments have not been resolved, because the registration statement was withdrawn without filing an amendment.  The comment letter raises several issues regarding the disclosure in some of the SEC Documents, and requests that the Company amend and refile its Form 10-KSB for the year ended December 31, 2004 and its Forms 10-QSB for the periods ended March 31, June 30 and September 30, 2005 to conform to any changes made as a result of the comments contained in such letter.  The SEC comments include indications that these amendments may need to reflect changes needed in order to bring the financial information in those filings into accord with GAAP.

In addition, the Company is or has been delinquent or incomplete in certain of its filings with the SEC.

Schedule 3(l) – Absence of Certain Changes

Capital Expenditures

The Company incurred capital expenditures in respect of the acquisition and re-entry of the Polk County oil and gas prospect totaling $1,639,000.

Pursuant to a stock purchase agreement dated March 27, 2006 (and amended on or about May 1, 2006 and on or about June 30, 2006), the Company agreed to purchase all of the issued and outstanding shares of Barnico Drilling, Inc. for 2,500,000 shares of the common stock of the Company, $5,000,000 in cash and other good and valuable consideration.

Pursuant to an Agreement of Purchase and Sale of the P.D.C. Ball Limited Partnership Mineral and Royalty Estate dated March 29, 2006 (and amended on June 29, 2006), the Company agreed to purchase a 90% interest in certain mineral rights from Roboco Energy, Inc. for $17,660,000 in cash, 1,500,000 shares of the common stock of the Company and other good and valuable consideration, for which the Company has paid non-refundable deposits totaling $300,000.

Schedule 3(m) – Undisclosed Events

Stock Purchase Agreement dated March 27, 2006 (and amended on or about May 1, 2006 and on or about June 30, 2006) in respect of the purchase all of the issued and outstanding shares of Barnico Drilling, Inc.

Agreement of Purchase and Sale of the P. D. C. Ball Limited Partnership Mineral and Royalty Estate dated March 29, 2006 (and amended June 29, 2006) in respect of the purchase of a 90% interest in certain mineral rights from Roboco Energy, Inc.

Agreement dated July ___, 2006 concerning amendments to the Securities Purchase Agreement between Cornell Capital Partners, LP and the Company and related agreements.

Stock Option Agreements dated May 29, 2006 granting stock options to John Punzo, Gordon C. McDougall and Severino Amorelli, which stock options were disclosed in Form 4 filings by such recipients but have not been the subject of a Form 8-K.

Stock Option Agreements dated May 29, 2006 and July 4, 2006 granting stock options to Mike Studdard, George Barnes and Tom Temples, subject to completion of the Agreement of Purchase and Sale of the P. D. C. Ball Limited Partnership Mineral and Royalty Estate.

Stock Option Agreement dated June 15, 2006 granting stock options to Neil Lande but has not been the subject of a Form 8-K.

Employment Agreements dated with effect from July __, 2006 between the Company and Mike Studdard, George Barnes and Tom Temples, each of which agreements provides for the payment of monthly fees of $11,800.00 prior to the first anniversary of the agreement and $17,250.00 thereafter, the grant of stock options to purchase 2,000,000 shares of the common stock of the Company at a price of $1.50 per such share, and the payment of a severance fee in the event of termination without cause equal to the sum of all monthly fees otherwise payable between the date of such termination and July __, 2009.

Overriding Royalty Interest Deeds, each dated as of July __, 2006, from the Company to each of Roboco Energy, Inc., George Barnes, JoAnn Barnes, H. E. (Buster) Barnes and LaDeena Barnes Smith.

Side letters relating to Overriding Royalty Interest Deeds, dated as of July __, 2006, from the Company to each of Roboco Energy, Inc., George Barnes, JoAnn Barnes, H. E. (Buster) Barnes and LaDeena Barnes Smith.

See Schedule 3(v).

Schedule 3(p) – Sarbanes-Oxley

None, other than failures to be in compliance that are not material individually or in the aggregate.

Schedule 3(q) – Transactions with Affiliates

Verbal agreement in or about April 2005 pursuant to which the Company pays to John Punzo, a director and officer of the Company, or a company controlled by him, $300 per month in respect of rent on a month to month basis of office space.

Operating agreement dated September 1, 2005 between the Company and Leonard Brothers Operating Company, a company owned in part by Daniel M. Leonard, a manager of the Company to operate the Burnett and Wuckowitsch oil and gas leases in Archer and Wichita Counties, Texas.

Operating agreement dated January 1, 2006 between the Company and Leonard Brothers Operating Company, a company owned in part by Daniel M. Leonard, a manager of the Company to operate the Pecos County, Texas oil and gas leases.

Schedule 3(r) – Capitalization

Outstanding Stock Options

Name	Grant Date	Expiry Date	Exercise Price	Number of Shares
John Punzo	Mar 18, 05	Feb 28, 08	$0.25	280,000
Gordon C. McDougall	Mar 18, 05	Feb 28, 08	$0.25	520,000
Margaret Archibald	Mar 18, 05	Feb 28, 08	$0.25	625,000
Peter Henricsson	Mar 18, 05	Feb 28, 08	$0.25	25,000
Lloyd Dohner	Mar 18, 05	Feb 28, 08	$0.25	475,000
Laura Fewtrell	Mar 18, 05	Feb 28, 08	$0.25	25,000
Glen Wallace	Mar 18, 05	Feb 28, 08	$0.25	25,000
Russ Costin	Mar 18, 05	Feb 28, 08	$0.25	50,000
Chris Dieterich	Mar 23, 05	Feb 28, 07	$0.25	160,000
Daniel Leonard	Mar 23, 05	Feb 28, 07	$0.25	75,000
John Punzo	Apr 02, 05	Feb 28, 08	$0.25	200,000
Gino Punzo	Jun 08, 05	Feb 28, 07	$0.25	25,000
Glen Wallace	Oct 01, 05	Feb 28, 08	$0.50	100,000
James F. Whiteside	Dec 31, 05	Jul 06, 06	$0.50	200,000
Francis K. Ling	Dec 31, 05	Feb 28, 08	$0.50	1,200,000
Daniel Leonard	Jun 08, 05	Feb 28, 08	$0.50	100,000
Daniel Leonard	Dec 31, 05	Feb 28, 08	$0.50	550,000
James O'Callaghan	Dec 31, 05	Dec 31, 06	$0.50	100,000
Roger D. Williams	Feb 15, 06	Feb 28, 11	$1.50	250,000
John Punzo	Mar 27, 06	Feb 28, 09	$3.85	500,000
John Punzo	Mar 18, 05	Feb 28, 09	$0.50	800,000
Gordon C. McDougall	Mar 18, 05	Feb 28, 09	$0.50	800,000
Chris Dieterich	Mar 23, 05	Feb 28, 08	$0.50	200,000
John Punzo	Apr 02, 05	Feb 28, 09	$0.50	200,000
Glen Wallace	Jun 08, 05	Feb 28, 08	$0.50	75,000
Michael Studdard	May 29, 06	Jun 30, 09	$1.50	2,000,000
George Barnes	May 29, 06	Jun 30, 09	$1.50	2,000,000
Tom Temples	May 29, 06	Jun 30, 09	$1.50	2,000,000
John Punzo	May 29, 06	Feb 28, 09	$0.50	200,000
Gordon C. McDougall	May 29, 06	Feb 28, 09	$0.50	200,000
Severino Amorelli	May 29, 06	Feb 28, 09	$0.50	200,000
Glen Wallace	May 29, 06	Feb 28, 09	$4.20	200,000
Glen Wallace	May 29, 06	Feb 28, 09	$4.20	300,000
Chris Dieterich	May 29, 06	Feb 28, 09	$4.20	150,000
Neil Lande	Jun 14, 06	Feb 28, 09	$4.20	200,000
Michael Studdard	Jul 04, 06	Jun 30, 09	$1.50	350,000
George Barnes	Jul 04, 06	Jun 30, 09	$1.50	350,000
Tom Temples	Jul 04, 06	Jun 30, 09	$1.50	350,000
Total stock options				16,060,000

Schedule 3(r) – Capitalization (continued)

Outstanding Warrants

Name	Grant Date	Expiry Date	Exercise Price	Number
Bradley Johnson	Dec 30, 2005	Dec 30, 2008	$1.00	10,000
Will Kells	Dec 30, 2005	Dec 30, 2008	$1.00	11,000
Dick Leung	Dec 30, 2005	Dec 30, 2008	$1.00	10,000
James O'Callaghan	Dec 30, 2005	Dec 30, 2008	$1.00	46,230
Steve Sanders	Dec 30, 2005	Dec 30, 2008	$1.00	20,000
Ravdeep Sidhu	Dec 30, 2005	Dec 30, 2008	$1.00	10,000
Kevin Spence	Dec 30, 2005	Dec 30, 2008	$1.00	10,000
Karen M. Thiessen	Dec 30, 2005	Dec 30, 2008	$1.00	41,000
Michael Yannacopoulos	Dec 30, 2005	Dec 30, 2008	$1.00	10,000
Cornell Capital Partners, LP	Jan 12, 2006	Jan 12, 2011	$0.60	500,000
Cornell Capital Partners, LP	Jan 12, 2006	Jan 12, 2011	$0.80	500,000
Cornell Capital Partners, LP	Jan 12, 2006	Jan 12, 2011	$1.00	500,000
Paul Bornstein	Mar 15, 2006	Jan 12, 2008	$0.65	25,000
GunnAllen Financial, Inc. or David Propis	Jul __, 2006	Jul __, 2011	$1.40	1,071,429
Sam Del Presto	Jul __, 2006	Jul __, 2011	$1.40	400,000
Cole Business Development LLC	Jul __, 2006	Jul __, 2011	$5.00	210,000
Cole Business Development LLC	Jul __, 2006	Jul __, 2011	$8.00	170,000
KM Ward Inc.	Jul __, 2006	Jul __, 2011	$5.00	180,000
KM Ward Inc.	Jul __, 2006	Jul __, 2011	$8.00	170,000
Marc Lederer	Jul __, 2006	Jul __, 2011	$5.00	10,000
Marc Lederer	Jul __, 2006	Jul __, 2011	$8.00	10,000
Ehrenkrantz King Nussbaum, Inc.	Jul __, 2006	Jul __, 2011	$1.40	1,733,036
Prophetic Limited	Jun 21, 2006	Jun 20, 2011	$4.00	125,000
Total				5,772,695

Commitments to Issue Securities

Cornell Capital Partners, LP – a commitment to issue up to 1,623,077 shares of the Company’s common stock at a price of $0.65 per share pursuant to a convertible debenture dated January 12, 2006.

Prophetic Limited – a commitment to issue $500,000 of shares of the Company’s common stock at a price of $1.40 per share and warrants to purchase up to 746,429 shares at a price of $1.40 per share until July __, 2011 pursuant to an agreement dated July 21, 2006.

Schedule 3(r) – Capitalization (continued)

Commitments to Issue Securities (continued)

Cole Business Development LLC – a commitment to issue 175,000 shares of the Company’s common stock to Cole Business Development LLC and 75,000 shares to KM Ward Inc. pursuant to a professional services agreement dated on or about June 7, 2006.

Petromax Technologies, LLC – a commitment to grant options to purchase up to 300,000 shares of the Company’s common stock at a price of $1.25 per such share at any time until March 1, 2009 pursuant to a letter agreement dated February 20, 2006.

Directors of the Company – a commitment to grant to each director after each full year of service as director options to purchase up to 200,000 shares of the Company’s common stock at a price of $0.50 per such share at any time until their expiry three years following the date of such grant pursuant to a resolution of the directors on December 12, 2005.

Roboco Energy, Inc. – a commitment to issue 1,500,000 shares of the Company’s common stock pursuant to an Agreement of Purchase and Sale of the P.D.C. Ball Limited Partnership Mineral and Royalty Estate dated March 29, 2006 (as amended).

George Barnes et al. – a commitment to issue 2,500,000 shares of the Company’s common stock pursuant to a stock purchase agreement dated March 27, 2006 (as amended) relating to the purchase of Barnico Drilling, Inc.

Panterra Capital Inc. (a corporation controlled by John Punzo) – a commitment to grant to Panterra Capital Inc. or its principals annually during the term of a consulting agreement dated October 1, 2005 options to purchase a minimum of 1,000,000 shares of the Company’s common stock at a price of $0.50 per share at any time until their expiry three years following the date of such grant.  Certain of these stock options have been granted to John Punzo.

Jacob Glanzer and Christopher Dieterich – pursuant to the agreement to purchase all of the outstanding shares of Wentworth Oil & Gas, Inc., the Company may issue up to 36,000 shares of its common stock to acquire the remaining 2.21% of Wentworth Oil & Gas, Inc.

Pursuant to subscription agreements accepted by the Company in or about December 2005, the Company is obligated to pay liquidated damages to twelve private placement subscribers totaling 135,875 shares of its common stock to the Closing and a further 27,175 shares of its common stock for each 30 day period commencing after July 13, 2006 in which a registration statement is not filed in respect of those subscriptions.  The said subscription agreements provide for no deadline for the date on which such registration statement shall be effective.

The Company is engaged in disputes that involve claims regarding the Company’s obligation to issue additional shares, options or warrants as described in Schedule 3(t).

Schedule 3(r) – Capitalization (continued)

Outstanding Indebtedness

Convertible debentures dated January 12, 2006 between the Company and Cornell Capital Partners, LP in respect of loans with a remaining principal balance totaling $1,055,000 due January 12, 2009 and related accrued interest at 10% per annum.

An unsecured $500,000 loan advanced on or about June 29, 2006 by Prophetic Limited with interest at 10% per annum and with no fixed terms of repayment.  The Company has committed to pay this debt by the issuance of shares of the Company’s common stock at a price equal to the price of the Company’s next major financing and 125% warrant coverage plus an additional 300,000 warrants, with such warrants exercisable at that price pursuant to a verbal agreement in or about July 2006.

An unsecured loan payable by Wentworth Oil & Gas, Inc., a subsidiary of the Company, to the Company in the amount of $427,517.67 as at March 31, 2006 without interest and with no fixed terms of repayment.

An unsecured loan payable by Redrock Oil Sands, Inc. (formerly Wentworth Oil Sands, Inc.), a subsidiary of the Company, to the Company in the amount of $101,000.00 as at March 31, 2006 without interest and with no fixed terms of repayment.

Schedule 3(r) – Capitalization (continued)

Obligations to Register Securities

Name	Number
Bentley Corporation shares [1]	414,000
Bradley Johnson shares and warrant shares [1]	20,000
Coach Capital LLC shares [1]	1,167,048
Kelburn Corporation shares [1]	800,000
Will Kells shares and warrant shares [1]	22,000
Dick Leung shares and warrant shares [1]	20,000
James O'Callaghan shares and warrant shares [1]	92,460
Steve Sanders shares and warrant shares [1]	40,000
Ravdeep Sidhu shares and warrant shares [1]	20,000
Kevin Spence shares and warrant shares [1]	20,000
Karen M. Thiessen shares and warrant shares [1]	82,000
Michael Yannacopoulos shares and warrant shares [1]	20,000
Cornell Capital Partners, LP shares and debenture conversion shares [2]	2,307,692
Cornell Capital Partners, LP warrant shares [2]	1,500,000
Paul Bornstein shares [3]	49,231
Paul Bornstein warrant shares [3]	25,000
GunnAllen Financial, Inc. or David Propis warrant shares [4]	1,071,429
Sam Del Presto warrant shares [5]	400,000
Cole Business Development LLC warrant shares [6]	380,000
KM Ward Inc. warrant shares [6]	350,000
Marc Lederer warrant shares [6]	20,000
Ehrenkrantz King Nussbaum, Inc. warrant shares [7]	1,733,036
Prophetic Limited shares and warrant shares [8]	250,000
Prophetic Limited shares and warrant shares to be issued [9]	1,103,572
Total	11,907,468

1.

Pursuant to registration rights contained in subscription agreements accepted by the Company on December 30, 2005.

2.

Pursuant to an Investor Registration Rights Agreement dated January 12, 2006 between the Company and Cornell Capital Partners, LP.

3.

Pursuant to a verbal agreement in or about February 2006 between the Company and Paul Bornstein.

4.

Pursuant to an investment banking agreement dated April 7, 2006, as amended, between the Company and GunnAllen Financial, Inc.

5.

 Pursuant to a letter agreement dated April 12, 2006, as amended, between the Company and Sam Del Presto.

6.

Pursuant to a professional services agreement dated June 7, 2006 between the Company and Cole Business Development, LLC.

7.

Pursuant to a placement agent agreement dated April 5, 2006, as amended, between the Company and Ehrenkrantz King Nussbaum, Inc.

8.

Pursuant to registration rights contained in subscription agreements accepted by the Company on June 20, 2006.9.

9.

Pursuant to a commitment to issue $500,000 of shares of the Company’s common stock at a price equal to the price of the Company’s next major financing and 125% warrant coverage plus an additional 300,000 warrants, with such warrants exercisable at that price.

Schedule 3(s) – Indebtedness and Other Contracts

(i)

Outstanding Indebtedness

Convertible debentures dated January 12, 2006 between the Company and Cornell Capital Partners, LP in respect of loans with a remaining principal balance totaling $1,055,000 due January 12, 2009 and related accrued interest at 10% per annum.

An unsecured $500,000 loan advanced on or about June 29, 2006 by Prophetic Limited with interest at 10% per annum and with no fixed terms of repayment.  The Company has committed to pay this debt by the issuance of shares of the Company’s common stock at a price equal to the price of the Company’s next major financing and 125% warrant coverage plus an additional 300,000 warrants, with such warrants exercisable at that price pursuant to a verbal agreement in or about July 2006.

An unsecured loan payable by Wentworth Oil & Gas, Inc., a subsidiary of the Company, to the Company in the amount of $427,517.67 as at March 31, 2006 without interest and with no fixed terms of repayment.

An unsecured loan payable by Redrock Oil Sands, Inc. (formerly Wentworth Oil Sands, Inc.), a subsidiary of the Company, to the Company in the amount of $101,000.00 as at March 31, 2006 without interest and with no fixed terms of repayment.

(ii)

Material Contracts

Stock Purchase Agreement dated March 27, 2006 (as amended on or about May 1, 2006 and on or about June 30, 2006) relating to the purchase of Barnico Drilling, Inc. between the Company and George Barnes, and JoAnn Barnes, H. E. (Buster) Barnes and LaDeena Barnes Smith.

Agreement of Purchase and Sale of the P.D.C. Ball Limited Partnership Mineral and Royalty Estate dated March 29, 2006 (as amended on June 29, 2006) between the Company and Roboco Energy, Inc., a company owned by George Barnes, Mike Studdard and Tom Temples.

Schedule 3(t) – Litigation

Active Litigation:

(1)

Wentworth Energy v. KLE Mineral Holdings, LLC, conducted in Tarrant County, Texas, with anticipated claims being added by Wentworth against Fay Russell, an individual, and cross-claims being alleged by KLE for some form of offset to the cash damages being alleged, and by Russell for securities in Wentworth according to earlier agreements which Wentworth believes were either cancelled, settled or never honored.

(2)

PIN Financial LLC. v. Wentworth Energy. Inc., lodged in the US District Court, Southern District of New York (06 CV 2779) claiming a commission for introduction to Cornell Capital, which has been aggressively denied and disputed by both Wentworth and Cornell Capital.

Potential Litigation:

(3)

Dispute between Wentworth and Utah Oil Sands, Inc., a tar sands leaseholder in Utah, with offices in Los Angeles, claiming 1,000,000 shares of Wentworth stock in exchange for leases, which Wentworth believes were misrepresented, and 100,000 shares of stock, already issued to its president, Steven Powers, as a “finders” fee or investment fee for further dealings.  Dispute initiated in January/February of 2006, with letter traffic being the current status of the assertions and denials.

Active Inquiry:

The Company has received a subpoena from the Securities and Exchange Commission dated July 7, 2006 relating to an investigation of Warrior Capital, LLC.

Schedule 3(v) – Departing Officer

Gordon C. McDougall has advised the Company that he intends to resign as President of the Company immediately after Closing to permit the appointment of Michael Studdard as President.  Upon such resignation, the Company expects C4 Capital Advisory Inc. and the Company will terminate their management agreement dated April 2, 2005 without liability for severance fees or additional stock options.  The Company expects Mr. McDougall will remain a director of the Company.

Schedule 3(bb) – Tax Status

Returns not filed, but in progress:

U.S. Corporation Income Tax Return for the years ended December 31, 2002 and December 31, 2005 for Wentworth Energy, Inc.

U.S. Corporation Income Tax Returns for the years ended December 31, 2004 and December 31, 2005 for Wentworth Oil & Gas, Inc.

Schedule 3(ee) – Ranking of Notes

Convertible debentures dated January 12, 2006 between the Company and Cornell Capital Partners, LP in respect of loans with a remaining principal balance totaling $1,055,000 due January 12, 2009 and related accrued interest at 10% per annum.

An unsecured $500,000 loan advanced on or about June 29, 2006 by Prophetic Limited with interest at 10% per annum and with no fixed terms of repayment.  The Company has committed to pay this debt by the issuance of shares of the Company’s common stock at a price equal to the price of the Company’s next major financing and 125% warrant coverage plus an additional 300,000 warrants, with such warrants exercisable at that price pursuant to a verbal agreement in or about July 2006.

Schedule 3(kk) – Undisclosed Events

See Schedule 3(m).

Schedule 4(d) – Use of Proceeds

Expenditure	Amount
P.D.C. Ball Limited Partnership mineral and royalty estate	$17,360,000
Shares of the capital of Barnico Drilling, Inc.	5,000,000
Finance and closing costs*	643,000
Consulting and placement agents’ fees	2,802,250
Drilling costs and operating costs*	6,044,750
Acquisitions	500,000
Total	$32,350,000

*Estimate, subject to change.